UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2017, The Howard Hughes Corporation (the “Company”) entered into a new employment agreement with David R. Weinreb, the Company’s Chief Executive Officer (the “Employment Agreement”). The Employment Agreement has an initial term of ten years, expiring on August 29, 2027, subject to earlier termination events described below. Upon the expiration of the initial term of ten years, the Employment Agreement will automatically renew for additional one-year periods, unless either party provides the other party with at least 60 days’ prior written notice that it does not wish to automatically renew the term.

Under the Employment Agreement, Mr. Weinreb is entitled to an annual base salary of $1,000,000 and eligible to earn a target annual cash bonus in the amount of $5,000,000 (the “Target Bonus Amount”) which is based upon the achievement of certain  performance goals that will be established annually by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company and subject to certain requirements set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “162(m) Performance Goal”). If the 162(m) Performance Goal is achieved for any given year, then the annual bonus for such year will be equal to at least 65%, but not more than 120%, of the Target Bonus Amount.

Commencing in 2017, and continuing during each subsequent calendar year of his employment, Mr. Weinreb will also be eligible to receive an annual equity award (the “Annual LTIP Award”), which will be awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time following good faith consultation with Mr. Weinreb. The Annual LTIP Award will be a long-term equity or equity-based incentive award with an aggregate grant value (based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $3,000,000, with the number of shares of the Company’s common stock (“Common Stock”) subject to such Annual LTIP Award determined by dividing the aggregate grant value by the closing price per share of the Common Stock on the date of grant. Under the terms of the Employment Agreement, all Annual LTIP Awards granted to Mr. Weinreb will provide for performance-based vesting and a maximum vesting percentage of 200% (assuming the grant is made based on the achievement of the applicable performance metrics at the maximum level), and will be subject to the terms and conditions of The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan (the “Incentive Plan”) and any applicable award agreements thereunder.

Under the Employment Agreement, the Company has also agreed to include a proposal in its 2022 proxy materials (and use commercially reasonable efforts to obtain stockholder approval of such proposal) for Mr. Weinreb to purchase a fair market value warrant exercisable for a number of shares of Common Stock as Mr. Weinreb may determine in his discretion up to an amount not to exceed 2,500,000 shares of Common Stock (such amount as may be adjusted for stock dividends, stock splits, reverse stock splits and other similar transactions) (the “Future Warrant Agreement”). The Future Warrant Agreement shall have substantially similar terms, and be subject to the same conditions, as the warrant agreement previously entered into by Mr. Weinreb and the Company on June 16, 2017. If stockholder approval is obtained, Mr. Weinreb shall have the right, but not be obligated to enter into the Future Warrant Agreement.

The Employment Agreement provides that, if Mr. Weinreb’s employment is terminated by the Company without cause (and other than due to non-renewal, death or permanent disability) or by Mr. Weinreb for good reason, in each case, subject to his execution and non-revocation of a release of claims, the Company will pay and provide Mr. Weinreb, in addition to his previously accrued benefits and compensation, the following:  (1) a prorated portion of the Target Bonus Amount, subject to the achievement of the applicable 162(m) Performance Goal and based upon the number of days elapsed during the applicable calendar year in which he was employed (the “Prorated Bonus”), (2) an amount equal to the sum of Mr. Weinreb’s annual base salary and the Target Bonus Amount and (3) all outstanding equity awards that are subject to forfeiture on the date termination will remain outstanding and continue to vest based on the achievement of the performance metrics (the “Continued Eligibility for Vesting”). Additionally, if Mr. Weinreb’s employment terminates due to the Company’s non-renewal of the Employment Agreement after the expiration of the initial ten year term or any subsequent one-year renewal period, the Company will pay and provide Mr. Weinreb, in addition to his previously accrued benefits and compensation, the following: (1) the Prorated Bonus, subject to achievement of the applicable 162(m) Performance Goal and (2) the Continued Eligibility for Vesting. If Mr. Weinreb’s employment terminates because of death or as a result of permanent disability, the Company will pay and provide Mr. Weinreb (or his estate), in addition to previously accrued benefits and compensation, the following:  (1) a prorated portion of the Target Bonus Amount, based solely upon the number of days elapsed in the calendar year that Mr. Weinreb was employed (the “Prorated Target Bonus”) and (2) the Continued Eligibility for Vesting. If Mr. Weinreb’s employment is terminated by the Company without cause

(and other than upon death or permanent disability) or by Mr. Weinreb for good reason, in either case,  in connection with, or within twelve months following, a change in control, the Company will pay and provide Mr. Weinreb, in addition to his previously accrued benefits and compensation, the following: (1) the Prorated Target Bonus, (2) an amount equal to the sum of Mr. Weinreb’s annual base salary and the Target Bonus Amount and (3) all outstanding equity awards that are subject to forfeiture on the date of termination will fully and immediately vest, with any awards that vest based on the achievement of performance metrics vesting at the greater of (a) 100% of the number of shares of common stock granted pursuant to each such award and (b) the performance level achieved as of the date of termination.

The Employment Agreement also provides that if Mr. Weinreb becomes entitled to receive or if he receives any payments and benefits that would become subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the payments and benefits will be reduced such that the excise tax does not apply, unless he would be better off on an after-tax basis receiving all of the payments and benefits.

The Employment Agreement requires Mr. Weinreb to maintain confidentiality of the Company’s proprietary information and includes a non-disparagement covenant. The Employment Agreement also includes customary non-solicit of employees and non-competition covenants, in each case, applicable during the term of Mr. Weinreb’s employment with the Company and for a 12-month period following his termination for any reason.

In connection with entering into the Employment Agreement, on August 29, 2017, the Company granted to Mr. Weinreb an initial one-time equity award of 25,738 shares of Common Stock (the “Initial LTIP Award”). The Initial LTIP Award provides for performance-based vesting based on certain shareholder return thresholds and is subject to the terms and conditions of the Incentive Plan and the applicable Restricted Stock Agreement, dated as of August 29, 2017 (the “Restricted Stock Agreement”).

The foregoing summaries of the Employment Agreement and the Restricted Stock Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Restricted Stock Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On September 5, 2017, the Company issued a press release announcing that Mr. Weinreb and the Company entered into the Employment Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 attached hereto, is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated August 29, 2017, between The Howard Hughes Corporation and David R. Weinreb.
10.2	Restricted Stock Agreement, dated August 29, 2017, between The Howard Hughes Corporation and David R. Weinreb.
99.1	Press Release, dated September 5, 2017.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated August 29, 2017, between The Howard Hughes Corporation and David R. Weinreb.
10.2	Restricted Stock Agreement, dated August 29, 2017, between The Howard Hughes Corporation and David R. Weinreb.
99.1	Press Release, dated September 5, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
		Name:	Peter F. Riley
		Title:	Senior Vice President, Secretary and General Counsel

Date: September 5, 2017